Exhibit 5.17

CONSENT OF SRK CONSULTING (UK) LIMITED

In connection with (1) the technical report entitled “An Independent Technical Report on the Tarkwa gold mine, Ghana,” dated July 1, 2004 (the “Tarkwa Report”); (2) the technical report entitled “An Independent Technical Report on the Damang gold mine, Ghana,” dated July 1, 2004 (the “Damang Report”); and (3) the annual information form of the Corporation dated March 31, 2009, which includes reference to the undersigned’s name in connection with information relating to the Damang Report and the Tarkwa Report and the properties described therein, the undersigned hereby consents to reference to the undersigned’s name and information derived from the Tarkwa Report and the Damang Report included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation with the United States Securities and Exchange Commission.

Date: July 9, 2009

SRK CONSULTING (UK) LIMITED

/s/ Dr. Iestyn Humphreys
By:	Dr. Iestyn Humphreys
Title:	Director